Exhibit 99.2

SPARTAN MOTORS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Presentation

On November 23, 2009, Spartan Motors, Inc., a Michigan corporation (“SMl” or the “Company”), filed a Current Report on Form 8-K to report the Company entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) on November 18, 2009 with SMI Sub, Inc., a Delaware Corporation and wholly-owned subsidiary of SMI, Utilimaster Holdings, Inc., a Delaware corporation (“Utilimaster”), Utilimaster Corporation, a Delaware corporation and a wholly-owned subsidiary of Holdings, and John Hancock Life Insurance Company, a Massachusetts life insurance company (“Hancock”), pursuant to which SMI Sub, Inc. would merge with and into Holdings (the “Merger”).

Under the terms of the Merger Agreement, SMI became the owner of all of the outstanding shares of capital stock of Utilimaster, as the surviving corporation in the Merger, as of the effective date of November 30, 2009.  Hancock and certain other Utilimaster stockholders received in exchange for their capital stock $43 million in cash, along with a potential to receive up to $7 million in additional cash consideration consisting of performance based earn-out payments.

The following unaudited pro forma condensed combined balance sheet was prepared by combining the condensed consolidated unaudited balance sheet of SMI as of September 30, 2009 and the condensed consolidated unaudited balance sheet of Utilimaster as of September 27, 2009, giving effect to the Merger and related events as if they had been consummated on September 30, 2009.  The following unaudited pro forma condensed combined statements of income combine the historical condensed consolidated statements of SMI and those of Utilimaster, giving effect to the Merger and related events as if they had been consummated on January 1, 2008.  The unaudited pro forma condensed combined statements are based on the assumptions and adjustments which give effect to events that are: (i) directly attributable to the transaction; (ii) expected to have a continuing impact; and (iii) factually supportable, as described in the accompanying notes.

Utilimaster historically reported on a fiscal quarter but a calendar year basis, whereas SMI historically and continues to report its financials on a complete calendar basis.  The difference between each entity’s September month end reporting date was deemed to have an immaterial impact on the reported results of operations for the combined Company, and therefore no related pro forma adjustments were made.

The pro forma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of SMI, as filed with the Securities and Exchange Commission (“SEC”) in its Annual Report on Form 10-K filed March 13, 2009 and in its Quarterly Report on Form 10-Q filed November 6, 2009 and in conjunction with the separate financial statements of Utilimaster included as Exhibit 99.1 to this Form 8-K/A.

The pro forma information is being furnished solely for informational purposes and is not necessarily indicative of the combined results of operations that might have been achieved for the periods indicated, nor is it necessarily indicative of future results of the combined entity. The pro forma information is based on estimates and assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements.  The pro forma information does not reflect cost savings expected to be realized from the elimination of certain expenses and from synergies expected to be created or the costs to achieve such cost savings or synergies.  No assurance can be given that cost savings or synergies will be realized.  Income taxes do not reflect the amounts that would have resulted had the Company and Utilimaster filed consolidated income tax returns during the periods presented.

Pro forma adjustments are necessary to reflect the purchase price, including the new debt structure, and to adjust Utilimaster’s net tangible and intangible assets and liabilities to estimated fair values.  Pro forma adjustments are also necessary to reflect the amortization expense related to amortizable intangible assets, changes in depreciation and amortization expense resulting from fair value adjustments to net tangible assets, costs to finance the Merger and the income tax effects related to the pro forma adjustments.

1

In the opinion of SMI’s management, all significant adjustments necessary to reflect the effects of the acquisition that can be factually supported within SEC regulations regarding the preparation of pro forma financial statements have been made. The allocation of the purchase price used in these pro forma condensed combined financial statements is based upon the Company’s estimates and assumptions at the date of preparation, which have been made for the purpose of developing such pro forma condensed combined financial statements.  Management believes that the assumptions used and the adjustments made are reasonable given the information available.  These adjustments could change as additional information becomes available, as estimates are refined or as additional events occur.

UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET

 (amounts in thousands of dollars)

	Historical		Pro Forma		Pro Forma
	SMI	Utilimaster			Combined
	September 30, 2009	September 27, 2009	Adjustments		September 30, 2009
ASSETS
Cash and cash equivalents	$36,254	$-	$(23,738	) A	$12,516
Accounts receivable, net	48,172	8,583	-		56,755
Inventories	83,879	9,903	505	B	94,287
Other current assets	14,847	2,396	(124	) C	17,119
Total current assets	183,152	20,882	(23,357)		180,677

Property, plant and equipment, net	65,815	15,290	767	D	81,872
Other intangible assets, net	-	-	9,760	E
			1,860	F	11,620
Goodwill	2,457	4,440	16,603	G
			(4,440	) G	19,060
Other non-current assets	1,240	182	(42	) H	1,380
Total assets	$252,664	$40,794	$1,151		$294,609

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities	$53,853	$13,138	$(700	) I
			(634	) C	$65,657
Non-current liabilities	16,948	9,019	1,541	J
			3,898	C
			(3,678	) I
	-	-	19,361	K	47,089
Total liabilities	70,801	22,157	19,788		112,746

Shareholders’ equity
Common stock	329	7	(7	) L	329
Additional paid in capital	66,387	26,104	(26,104	) L	66,387
Treasury stock		(2,929)	2,929	L	-
Retained earnings (deficit)	115,147	(4,545)	4,545	L	115,147
Total shareholders’ equity	181,863	18,637	(18,637)		181,863

Total liabilities & shareholders’ equity	$252,664	$40,794	$1,151		$294,609

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF INCOME

 (amounts in thousands of dollars, except per share data)

	Historical		Pro Forma		Pro Forma
	SMI	Utilimaster			Combined
	Nine months ended September 30, 2009	Nine months ended September 27, 2009	Adjustments		Nine months ended September 30, 2009
Revenue	$329,471	$81,314			$$410,785
Cost of products sold	262,386	70,642	$851	M
			(1,273	) N	332,606
Gross profit	67,085	10,672	422		78,179
Operating expenses
Selling, general and administrative	48,374	9,680	376	O
			307	M
			(663	) N
			(188	) P
			(73	) Q
			(69	) R	57,744
Income from operations	18,711	992	732		20,435

Interest expense and other	(262)	(596)	267	S
			164	T
			(747	) U	(1,174)
Income before income taxes	18,449	396	416		19,261
Income tax expense	(6,264)	(151)	(151	) V	(6,568)

Net income	$12,185	$245	$263		$12,693

Basic net income per common share	$0.37				$0.39
Diluted net income per common share	$0.37				$0.39

Basic weighted average common shares outstanding	32,678,000				32,678,000
Diluted weighted average common shares outstanding	32,892,000				32,892,000
See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF INCOME

For the Year Ended December 31, 2008

(amounts in thousands of dollars, except per share data)

	Historical		Pro Forma		Pro Forma
	SMI	Utilimaster	Adjustments		Combined

Revenue	$844,390	$185,528			$1,029,918
Cost of products sold	696,120	161,091
			$1,774	M
			(1,054	) N	857,931
Gross profit	148,270	24,437	(720)		171,987

Operating expenses
Selling, general and administrative	79,558	15,247
			646	O
			980	M
			(820	) N
			(250	) P
			(83	) Q
			(62	) R	95,216

Income from operations	68,712	9,190	(1,131)		76,771

Interest expense and other	(1,383)	(1,179)	819	S
			120	T
			(1,467	) U	(3,090)

Net income before income taxes	67,329	8,011	(1,659)		73,681
Income tax expense	(24,615)	(2,788)	634	V
			(132	) W	(26,901)

Net income	$42,714	$5,223	$(1,157)		$46,780

Basic net income per common share	$1.31				$1.44
Diluted net income per common share	$1.30				$1.43

Basic weighted average common shares outstanding	32,582,000				32,582,000
Diluted weighted average common shares outstanding	32,817,000				32,817,000

See accompanying notes to unaudited pro forma condensed financial statements.

SPARTAN MOTORS, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The effective date of the Merger is assumed to be September 30, 2009 for purposes of preparing the Unaudited Pro Forma Condensed Combined Balance Sheet.  The effective date of the Merger is assumed to be January 1, 2008 for purposes of preparing the Unaudited Pro Forma Condensed Combined Statements of Income.  See also Unaudited Pro Forma Condensed Combined Financial Statements – Basis of Presentation for further information.

The aggregate cost of the Merger and related events was approximately $44.5 million, inclusive of the fair value of potential estimated additional contingent consideration related to the performance based earn-out payments. We have allocated the aggregate purchase price to Utilimaster’s net tangible and identifiable intangible assets based on their estimated fair values. The excess of the aggregate cost over the net estimated fair value of the tangible and identifiable intangible assets and liabilities assumed was recorded to goodwill. Below is a summary of the allocation of the aggregate cost of the Merger and related events.

000s
Other intangible assets	$11,620
Acquired tangible assets and liabilities, net	16,277
Goodwill	16,603
Total	$44,500

On November 30, 2009, SMI entered into a three-year unsecured revolving credit facility under which it may borrow up to $70,000,000 from a syndicate of lenders, pursuant to an agreement by and among the Company, JPMorgan Chase Bank, N.A. as administrative agent (“JPMorgan”), and the other lenders party thereto (the “Credit Agreement”).  Interest rates on borrowings under the credit facility are based on either (i) the highest of the prime rate, the federal funds effective rate from time to time plus 0.5%, or the one month adjusted London interbank market rate (“LIBOR”) plus 1.0%; or (ii) adjusted LIBOR plus a margin based upon the Company’s ratio of debt to earnings from time to time.  The credit facility expires November 30, 2012.

Also on November 30, 2009, the Company entered into an Amended and Restated Note Purchase and Private Shelf Agreement (the “Note Purchase Agreement”) by and among the Company, Prudential Investment Management, Inc., and certain of its affiliates and managed accounts (collectively, “Prudential”).  The Note Purchase Agreement provides for, among other things, (i) the issuance of 5.46% Series B Senior Notes due December 1, 2016, in the aggregate principal amount of $5,000,000; and (ii) an uncommitted shelf facility whereby the Company can request up to an additional $45 million in aggregate amount of senior notes.  Previously issued senior notes remain outstanding with the same due date of November 30, 2010, but will be governed by the Note Purchase Agreement.

These facilities have been and will be used as a source of funding, as needed, to support operations of the combined company, including supporting the issuance of letters of credit and funding of the Merger.

There were no merger-related costs recorded in the historical financials statements of either the Company or Utilimaster for the nine months ended September 30, 2009.  These costs, of approximately $655 thousand, were incurred during the fourth quarter of 2009 and were excluded from the Unaudited Pro Forma Condensed Combined Statements of Income as they are nonrecurring charges that are directly attributable to the transaction.

Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments on the attached unaudited pro forma condensed combined balance sheet include the following:

A.)    Represents the on hand cash consideration paid offset by loan proceeds and upfront financing costs paid by the Company in connection with the Merger Agreement

B.)    Represents the adjustment of historical Utilimaster inventories to estimated fair value.  This adjustment is directly attributed to the transaction and will not have an ongoing impact, accordingly it is not reflected in the unaudited pro forma condensed combined statements of income.  However, this inventory adjustment will increase cost of sales within the first quarter subsequent to the Merger.

C.)    Represents the adjustment to deferred income taxes and current income taxes payable, to recognize the difference between Utilimaster’s tax bases and the pro forma fair value of the assets acquired and the liabilities assumed using the prevailing federal and state statutory income tax rates for Utilimaster.

D.)    Represents the adjustment of historical Utilimaster property, plant and equipment to estimated fair value.

E.)     Represents the adjustment to estimated fair value of intangible assets separately identifiable from goodwill as of the Merger date and related events. One identified intangible asset, trademark, was determined to have an indefinite life and therefore is not amortizable.

Other Intangible Assets	Estimated Fair Value of Intangible Assets (000s)	Estimated Useful Live (Years)

National account customer relationships	$ 5,480	20
Other customer relationships	690	6
Non-compete agreements	400	6
Backlog	320	<1
Trademark	2,870	indefinite
	$ 9,760

F.)     Represents the portion of the purchase price allocated to acquire a product development project that, as of the date of the Merger, had not reached a level of completion.  The estimated useful life is twenty years.

G.)    Represents the elimination of historical Utilimaster goodwill of $4.4 million and the additional goodwill from the purchase price allocation of $16.6 million.

H.)    Represents the elimination of Utilimaster’s net deferred financing costs of $182 thousand, related to its former financing relationships, net of $140 thousand of additional deferred financing costs incurred by the Company for new debt financing.

I.)      Represents the retirement of Utilimaster’s bank debt upon merger.

J.)      Represents the estimated fair value of the contingent earn-out payments to Hancock and certain other former shareholders of Utilimaster as required in the Merger Agreement.

K.)    Represents borrowings under the new Credit Agreement of $30 million and an additional $5 million under the Note Purchase Agreement.  Of these borrowings approximately $15.6 million was used to pay down existing outstanding debt of the Company.  These activities netted to approximately $19.4 million.

L.)     Represents the elimination of Utilimaster’s historical shareholders’ equity.

 Unaudited Pro Forma Condensed Combined Statements of Income

The pro forma adjustments on the attached unaudited pro forma condensed combined statements of income include the following:

M.)   Represents the depreciation relating to the estimated fair value of Utilimaster’s property, plant and equipment acquired, over their respective remaining useful lives.

N.)    Represents the reversal of historical Utilimaster depreciation of property, plant and equipment which were restated to fair value and depreciated separately as detailed in Note M.

O.)    Represents the amortization of Utilimaster’s intangible assets based on the estimated fair value of the acquired intangible assets.  See Note E of these pro forma financial statements for a listing of the intangible assets being amortized and related estimated useful lives.

P.)     Represents the reversal of certain management fees incurred by Utilimaster under agreement with Hancock as they will not be of a recurring nature.

Q.)    Represents the reversal of compensation expense related to grants of Utilimaster stock under the terms of its two restricted stock compensation plans.  These expenses will not have an ongoing impact.

R.)    Represents the reversal of fees paid to certain former directors of Utilimaster’s Board, as these expenses will not recur in the future.

S.)     Represents the reversal of interest expense pertaining to Utilimaster’s bank debt that was retired upon merger.

T.)     Represents the reversal of the amortization of Utilimaster’s deferred financing costs that related to debt that had been retired upon merger.

U.)    Represents the estimated interest expense related to the Credit Agreement and the Note Agreement, lost interest on cash used to finance the Merger and related events, and amortization of related deferred financing costs incurred with the debt restructuring by the Company.

V.)    Represents the net cumulative tax impact of all the pro forma adjustments on the statements of income using the prevailing effective federal and state statutory income tax rates for SMI and Utilimaster after giving effect for the Merger.

W.)   Represents the additional income tax expense relating to the requirements of FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109”, effective January 1, 2007, as required for public companies.  As a privately held company, Utilimaster was not required to implement FIN No. 48 until January 1, 2009.  Amounts do not reflect the entries needed to adopt FIN48.  There was an immaterial impact of FIN48 in the nine month period ended September 27, 2009.